Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2014 with respect to the audited consolidated financial statements of Caprock Oil, Inc. for the years ended December 31, 2013 and 2012.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

March 28, 2014